UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2013

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Facility Amendment

On August 7, 2013, Iron Mountain Incorporated (the “Company”), Iron Mountain Information Management, LLC, and several other subsidiaries of the Company entered into an amendment (the “Third Amendment”) to the Company’s existing credit agreement, as previously amended, with certain lenders, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent (the “Credit Agreement”). As a result of the Third Amendment, the $500.0 million term loan facility portion of the Credit Agreement was eliminated (the “Eliminated Term Loan”) and the maximum borrowings available to the Company under the revolving credit facilities portion of the Credit Agreement were increased from $725.0 million to $1.5 billion (the “Amended Revolving Credit Facility”). In addition, the Credit Agreement includes a feature under which maximum borrowings may be increased to up to $2.0 billion in certain circumstances. In addition, certain covenants of the Credit Agreement were modified to accommodate the Company’s potential conversion to a real estate investment trust and related matters. Other than as specifically modified by the Third Amendment as described herein, the Credit Agreement remains in full force and effect.

On August 7, 2013, the Company borrowed $630.4 million under the Amended Revolving Credit Facility and used such borrowings to repay outstanding balances under the Credit Agreement, including the full amount of the Eliminated Term Loan, and for general corporate purposes. Before such repayment, there was $630.4 million outstanding under the Credit Agreement.

The above description of the Third Amendment is not complete and is subject to and qualified in its entirety by reference to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, to the amendment to the Credit Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, to the second amendment to the Credit Agreement, a copy of which is attached to the Company’s Current Report on Form 8-K, dated February 4, 2013, and to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.

Item 8.01.  Other Events.

In July 2013, certain of the Company’s Canadian operating subsidiaries (the “Amalgamated Entities”) were amalgamated into Iron Mountain Canada Operations ULC (“Canada Company”) and, as part of the Company’s proposed conversion to a real estate investment trust, Canada Company contributed certain assets and liabilities into two newly-formed wholly owned entities (the “Canadian Subsidiaries”), collectively referred to as the “Canada Company Reorganization.” The assets, liabilities, equity, results of operations and cash flows of the Amalgamated Entities, which were presented within the Non-Guarantors column within the “Selected Consolidated Financial Statements of Parent, Guarantors, Canada Company and Non-Guarantors” Note to the Company’s consolidated financial statements in prior periods, will be presented within the Canada Company column in future periods. The assets, liabilities, equity, results of operations and cash flows of the Canadian Subsidiaries, which were presented within Canada Company in prior periods, will now be presented within the Non-Guarantors column in future periods.

Item 9.01.  Financial Statements and Exhibits.

Attached as Exhibit 99.1 to this Current Report on Form 8-K are unaudited pro forma balance sheets as of December 31, 2012 and June 30, 2013 and unaudited pro forma statements of operations and cash flows for the year ended December 31, 2012 and six months ended June 30, 2013, which have been adjusted to give effect to the Canada Company Reorganization to present the Amalgamated Entities as if they were within Canada Company for such periods and the Canadian Subsidiaries as if they were within Non-Guarantors for such periods.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Third Amendment to Credit Agreement, dated as of August 7, 2013, among the Company, Iron Mountain Information Management, LLC, Iron Mountain Holdings Group, Inc., Iron Mountain US Holdings, Inc., Iron Mountain Global Holdings, Inc., Iron Mountain Global LLC, Iron Mountain Fulfillment Services, Inc., Iron Mountain Intellectual Property Management, Inc., Iron Mountain Secure Shredding, Inc., Iron Mountain Information Management Services, Inc., Iron Mountain Canada Operations ULC, Iron Mountain do Brasil Ltda., Iron Mountain Switzerland GmbH, Iron Mountain Europe Limited, Iron Mountain Holdings (Europe) Limited, Iron Mountain (UK) Limited, Iron Mountain Australia Pty Ltd, the lenders and other financial institutions party thereto, JPMorgan Chase Bank, Toronto Branch, as Canadian Administrative Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent. (Filed herewith.)

99.1	Adjusted Selected Consolidating Unaudited Pro Forma Information of Parent, Guarantors, Canada Company and Non-Guarantors. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Executive Vice President and General Counsel

Date: August 8, 2013